UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware 000-22793               33-0628530
(State or other jurisdiction (Commission             (I.R.S. Employer
of incorporation)          File Number)         Identification No.)

9740 Scranton Road, San Diego, California              92121
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) PriceSmart, Inc., a Delaware corporation (the “Company”), entered into Employment Agreements, effective September 1, 2015, with the following executives:

•	Jose Luis Laparte, Chief Executive Officer and President;

•	Brud E. Drachman, Executive Vice President-Construction and Facilities;

•	Robert M. Gans, Executive Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer;

•	John M. Heffner, Executive Vice President and Chief Financial Officer;

•	John D. Hildebrandt, Executive Vice President-Operations;

•	Thomas D. Martin, Executive Vice President and Chief Merchandising Officer;

•	William D. Naylon, Executive Vice President and Chief Operating Officer; and

•	Rodrigo Calvo, Executive Vice President-Real Estate

These Employment Agreements supersede the existing employment agreements, as amended to date, between the Company and each such executive. In each case, the new Employment Agreement provides for the same salary and bonus opportunity as in effect under the employment agreement being superseded (as amended to date).

The new Employment Agreements provide for:

•	an automatically renewing term, rather than the one-year term of the prior agreements, which required the Company to enter into a new amendment each year;

•	a revised definition of “good reason,” which complies with Treasury Regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended; and

•	modified the severance arrangements, which provide for the payment of pro rata bonuses in certain situations but not others.

Each new Employment Agreement provides for a one-year term, which will be automatically renewed for an additional one-year term, unless either the Company or the executive provides at least 60 days’ notice that the Company or executive, as the case may be, wishes to terminate the agreement. Each new Employment Agreement specifies a base salary amount that may be increased, but not decreased, at the Company’s discretion. Each new Employment Agreement states that the executive is eligible to participate in the Company’s bonus plan and to receive all other benefits offered to senior executives of the Company under the Company’s benefit practices and plans. In addition to termination at the end of the term if one party elects to terminate the agreement, the executive may terminate his employment on 60 days’ prior written notice. The Company may terminate the executive’s employment with cause upon immediate notice or without cause upon 30 days’ prior written notice, or immediately upon the death or disability of the executive.

Upon the termination of an executive’s employment with the Company for any reason, the executive will be entitled to receive any earned but unpaid base salary, unpaid expense reimbursements and any vested benefits the executive may have under any employee benefit plan of the Company. In the event that the Company terminates an executive’s employment without “cause” or upon the executive’s “disability,” the executive terminates his employment for “good reason” or the Company elects to cause the non-renewal of Employment Agreement such that it expires at the end of its then-current term, the executive will be entitled to:

•
payment of an amount equal to one times base salary, payable over 24 months in conformity with our normal payroll period (less any earned income or disability payments received during such period, in the case of a termination upon the executive’s disability),

•	continued contribution of the premium cost for executive’s and his eligible dependents’ participation in the Company’s group health plan for 12 months,

•	payment of any accrued but any unpaid bonus for year prior to termination and a pro rata bonus for the year of termination (payable when all other bonuses are paid).

Upon an executive’s death, the executive’s estate will be entitled to receive continued contribution of the premium cost for executive’s eligible dependents’ participation in the Company’s group health plan for 12 months and payment of any accrued but any unpaid bonus for year prior to termination and a pro rata bonus for the year of termination (payable when all other bonuses are paid). The foregoing severance benefits are the exclusive benefits that would be payable to the executive under his agreement by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits.

The new Employment Agreements also contain confidentiality provisions, restrictions on solicitation of employees and interference with the Company’s customers and contracts, and other terms and conditions customary to executive employment agreements.

In addition to the foregoing, Mr. Laparte’s Employment Agreement also provides for a $50,000 annual housing allowance, reimbursement for three round trip tickets from San Diego to Mexico City for his wife and children, a total of eight round trips from Mexico City to San Diego, which may be used by any additional family members, and reimbursement of reasonable moving expenses to Mexico upon termination of Mr. Laparte’s employment other than by the Company for “cause” or by Mr. Laparte without “good reason” and without 60 days’ prior notice.

This description of the Employment Agreements is qualified in its entirety by the terms set forth in the definitive agreements attached hereto as exhibits.

ITEM 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number

10.1	Employment Agreement dated September 1, 2015 between PriceSmart, Inc. and Jose Luis Laparte.

10.2	Employment Agreement dated September 1, 2015 between PriceSmart, Inc. and Brud E. Drachman.

10.3	Employment Agreement dated September 1, 2015 between PriceSmart, Inc. and Robert M. Gans.

10.4	Employment Agreement dated September 1, 2015 between PriceSmart, Inc. and John M. Heffner.

10.5	Employment Agreement dated September 1, 2015 between PriceSmart, Inc. and John D. Hildebrandt.

10.6	Employment Agreement dated September 1, 2015 between PriceSmart, Inc. and Thomas D. Martin.

10.7	Employment Agreement dated September 1, 2015 between PriceSmart, Inc. and William D. Naylon.

10.8	Employment Agreement dated September 1, 2015 between PriceSmart, Inc. and Rodrigo Calvo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PriceSmart, Inc.

By:    /s/ ROBERT M. GANS
Robert M. Gans
Executive Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer

Date:    September 1, 2015